GRUBB & ELLIS HEALTHCARE REIT II, INC.
1551 N. Tustin Avenue, Suite 300
Santa Ana, CA 92705

December 6, 2011

American Realty Capital Healthcare Trust, Inc.
405 Park Avenue, 12th Floor
New York, NY 10022

Subject: Letter of December 1, 2011

Ladies and Gentlemen:

In reference to your letter of December 1, 2011, Grubb & Ellis Healthcare REIT II, Inc. (the "Company") is in its capital formation stage and is not for sale.

While we appreciate that your offer is based on your recognition and endorsement of the strength of the Company's strategy, implementation, management and portfolio, the Company is not for sale. After due consideration of your offer, we continue to believe that the long-term interests of our stockholders are best served by maintaining the Company's current direction and strategy. Accordingly, our board of directors has determined to reject your offer.

Thank you again for your interest in the Company.

Sincerely yours,

/s/ Patrick R. Leardo
Patrick R. Leardo

On behalf of the Board of Directors